UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CONX CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONX Files Proxy Statement for Stockholders to Vote on Extension of Completion Period; Discloses Preliminary Discussions Regarding Business Combination

Littleton, Colorado, October 12, 2022 – CONX, Corp. (Nasdaq: CONX, CONXU, CONXW) (“CONX” or the “Company”) encourages stockholders to vote in favor of the proposal to amend CONX’s articles of incorporation (the “Extension Amendment”) to extend the date by which the Company must complete a business combination from November 3, 2022 to June 3, 2023 (the “Extension”). A special meeting of the Company’s stockholders (“Special Meeting”) to approve the Extension Amendment will be held on October 31, 2022 at 2:30 p.m., Mountain Time, and can be accessed virtually by visiting https://www.cstproxy.com/conxcorp/2022.

The Extension will provide CONX with additional time to complete a business combination. The Company has begun preliminary discussions with DISH Network Corp. (“DISH”) regarding a potential business combination involving DISH’s retail wireless business (which we refer to as the “Transaction”). The Company expects to announce additional details regarding the potential business combination if and when a definitive agreement is executed. No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the Transaction will be consummated or the timeframe for such consummation. Any business combination, including the Transaction, would be subject to, among other things, negotiation between the parties, significant due diligence, appropriate board and shareholder approvals, regulatory approvals and other conditions. We have agreed to obtain an opinion from an independent investment banking firm or a valuation or appraisal firm regarding the fairness to the Company from a financial point of view of a business combination with any entity that is affiliated with our sponsor, nXgen Opportunities, LLC (the “Sponsor”), or any of the Company’s officers or directors, including the Transaction. In addition, we intend to appoint a special committee of independent and disinterested directors to evaluate and if appropriate negotiate and approve the terms of any Transaction.

In connection with the Extension, our Sponsor has agreed to advance to us (i) $0.02 for each public share that is not redeemed in connection with the Special Meeting plus (ii) $0.02 for each public share that is not redeemed for each subsequent calendar month commencing on December 3, 2022, and on the 3rd day of each subsequent month, or portion thereof, that we require to complete a business combination from November 3, 2022 until June 3, 2023. For example, if we complete the business combination on June 3, 2023, which would represent seven calendar months, our Sponsor or its designee would make aggregate maximum advances of $0.14 per share or $10,500,000 in the aggregate (assuming no public shares were redeemed). Assuming the proposal for the Extension (the “Extension Amendment Proposal”) is approved, the initial contribution will be deposited in the Trust Account promptly following the Special Meeting. Each additional contribution will be deposited in the Trust Account on or before the 3rd day of such calendar month. Accordingly, if the Extension Amendment Proposal is approved and the Extension is implemented and we take the full time through the Extended Date to complete a business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.19 per share, in comparison to the current redemption amount of approximately $10.05 per share. The advances are conditioned upon the implementation of the Extension Amendment Proposal and will not occur if the Extension Amendment Proposal is not approved or the Extension is not completed.

The advances will not bear interest to our Sponsor or its designee and will be repayable by the Company to our Sponsor or its designee upon the earlier of: (i) the consummation of the business combination or (ii) our liquidation. The Sponsor has waived any and all rights to the monies held in the Trust Account with respect to those advances. If our Sponsor or its designee advises the Company that it does not intend to make the advances, then the Extension Amendment Proposal and the Adjournment Proposal will not be put before the stockholders at the Special Meeting and we will dissolve and liquidate in accordance with our Amended and Restated Articles. Our Sponsor or its designee will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our Sponsor determines not to continue extending for additional calendar months, its obligation to make additional advances will terminate. At the option of the Sponsor, up to $1,500,000 of the loan may be converted into warrants identical to CONX’s private placement warrants, at $1.50 per warrant.

The Company’s stockholders of record at the close of business on the record date, September 27, 2022, are entitled to vote at the Special Meeting. Every stockholder’s vote is important, regardless of the number of shares held, and the Company requests the prompt submission of votes. The Company has made arrangements for stockholders to vote online, by telephone, or by mail.

In connection with the Special Meeting, public stockholders may elect to redeem their shares by demanding that the Company redeem such shares for a pro rata portion of the funds held in the Trust Account, and tender such shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or October 27, 2022).

If stockholders have any questions or need assistance in identifying the 12-digit meeting control number or any other matter please call the Company’s proxy solicitor, Innisfree M&A Incorporated, at toll-free: (877)-750-5836 (toll free).

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Extension Amendment, our ability to complete our initial business combination, including the Transaction, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Extension Proxy Statement (as defined below) and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022, and our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022 and in other reports we file with the SEC. CONX expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CONX’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

CONX urges stockholders to read the definitive proxy statement filed with the SEC on October 12, 2022 (the “Extension Proxy Statement”), as well as other documents filed by CONX with the SEC, including aNY registration statement (WHEN AVAILABLE) FILED BY CONX IN CONNECTION with THE TRANSACTION, because these documents will contain important information about CONX, the Extension AND the TRANSATION. Stockholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: CONX Corp., 5701 S. Santa Fe Dr., Littleton, CO 80120, Attn: Secretary.

Participants in Solicitation

CONX and its directors and executive officers may be deemed to be participants in the solicitation of proxies of CONX stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of CONX’s directors and officers in the Extension Proxy Statement and any registration statement, which, when available, may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CONX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:
CONX Corp.
5701 S. Santa Fe Dr.,
Littleton, CO 80120
Attention: Jason Kiser